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                                                                      EXHIBIT 11

                            WYNDHAM HOTEL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
            QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  QUARTER ENDED             NINE MONTHS ENDED
                                                  SEPTEMBER 30                 SEPTEMBER 30
                                            ------------------------     -------------------------
                                               1996          1997           1996           1997
                                            ----------    ----------     ----------     ----------
Primary Earnings Per Share:

Number of Shares:
      Common stock outstanding                  20,018        21,097         20,018         20,382
      Assumed exercise of stock options*            --            --             --             --
                                            ----------    ----------     ----------     ----------
                                                20,018        21,097         20,018         20,382
                                            ==========    ==========     ==========     ==========
Income before extraordinary item            $    2,769    $    3,676     $   21,560     $   10,501
Extraordinary item                                  --          (298)        (1,131)          (298)
                                            ----------    ----------     ----------     ----------
Net Income                                  $    2,769    $    3,378     $   20,429     $   10,203
                                            ==========    ==========     ==========     ==========
Earnings per common share outstanding:
     Income before extraordinary item       $      .14    $      .17     $     1.08     $      .52
     Extraordinary item                             --          (.01)          (.06)          (.02)
                                            ----------    ----------     ----------     ----------
     Net Income                             $      .14    $       16     $     1.02     $      .50
                                            ==========    ==========     ==========     ==========
Fully Diluted Earnings Per Share:

Number of Shares:
      Common stock outstanding                  20,018        21,097         20,018         20,382
      Assumed exercise of stock options*            --            --             --             --
                                            ----------    ----------     ----------     ----------
                                                20,018        21,097         20,018         20,382
                                            ==========    ==========     ==========     ==========
Income before extraordinary item            $    2,769    $    3,676     $   21,560     $   10,501
Extraordinary items                                 --          (298)        (1,131)          (298)
                                            ----------    ----------     ----------     ----------
Net Income                                  $    2,769    $    3,378     $   20,429     $   10,203
                                            ==========    ==========     ==========     ==========
Earnings per common share outstanding:
     Income before extraordinary item       $      .14    $      .17     $     1.08     $      .52
     Extraordinary item                             --          (.01)          (.06)          (.02)
                                            ----------    ----------     ----------     ----------
     Net Income                             $      .14    $      .16     $     1.02     $      .50
                                            ==========    ==========     ==========     ==========


* Dilution from assumed exercise of stock options is less than 3 percent of earnings per common shares outstanding, therefore, is not included in the calculation.